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                                                                 EXHIBIT 10.2


                                LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter the "Lease") is dated November 6, 1996 and is by and between AVALON INVESTMENT COMPANY, a California partnership (hereinafter the "LANDLORD") and NEXSTAR PHARMACEUTICALS, INC., a Delaware corporation, (hereinafter the "TENANT").

                                R E C I T A L S

         A. Landlord is the owner of certain real estate legally described in Exhibit A located in Boulder, Colorado, and commonly known as 2830 Wilderness Place, Units A, B, C, D and E, (hereinafter the "REAL ESTATE"). The Real Estate is improved with a(n) industrial building (hereinafter the "IMPROVEMENTS") (the Real Estate and improvements are collectively referred to as the "PROPERTY").

         B. Tenant is desirous of leasing a certain portion of the Property from Landlord pursuant to the terms and conditions contained herein.

         C. Landlord is desirous of leasing a portion of the Property to Tenant pursuant to the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration recited herein, including payment of rent and the other covenants, conditions and agreements, Landlord and Tenant agree as follows:

         1.      PREMISES.

                 1.1 DEMISE. Landlord hereby leases and demises to Tenant the following described portion of the Property:

                 UNITS A, B, C, D, E, CONSISTING OF APPROXIMATELY 9815 SQUARE FEET IN INTERIOR AREA (hereinafter the "PREMISES"). The Premises are more specifically described in Exhibit B attached hereto.

                 1.2 LICENSES. Additionally, for the Term, Landlord grants to Tenant a Parking License and Common Area License, both of which are hereafter defined.

                 1.3 PARKING. Landlord further grants to Tenant, its employees and invitees a non-exclusive license for the use of 25** parking spaces upon the Property (hereinafter the "PARKING LICENSE"). The Parking License shall be effective for the term of this Lease as defined below. Landlord reserves the right to designate specific spaces for the Parking License. ** INCLUDED IN THE 25 ARE THE EXCLUSIVE USE OF 12 SPACES IN THE BUILDING'S FRONT LOT, AS CURRENTLY GRANTED TO DDX.

                 1.4 COMMON AREAS. The "COMMON AREAS" are all areas outside of the Premises upon the Property designated by Landlord for common use of Tenant, its employees, licensees, invitees, contractors and Landlord. Landlord grants to Tenant, its employees, licensees, invitees and contractors a non-exclusive license over such Common Areas of Property which are necessary to the use and occupancy of Premises and Parking License (hereinafter the "COMMON AREA LICENSE"). Said License shall be effective for the Term of this Lease. Tenant shall not use Common Areas for any type of storage or parking of trucks, trailers or other vehicles without the advance written consent of Landlord.

                 1.5 CONTROL OF COMMON AREAS. All parking and Common Areas of Property shall at all times be subject to the management of Landlord. Same shall not be deemed part of the Premises.

                 1.6 LIMITED USE OF PREMISES. The Premises shall be used for: Research, development, laboratory, manufacturing, and related offices. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, permit the Premises to be used for any other purpose.

         2.      TERM/DEPOSIT.

                 2.1 TERM. THIS LEASE SHALL COMMENCE ON DECEMBER 1, 1996 AND TERMINATE ON NOVEMBER 30, 2001 (HEREINAFTER THE "TERM") unless sooner terminated by reason of default or otherwise, as provided herein.

         3.      RENT/UTILITIES.

                 3.1 DEPOSIT SUM. The "Security Deposit" shall be in the sum of $9,136.13, which shall be due upon execution of this Lease.

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                 3.2      BASIC RENT. Tenant shall pay as basic rent for the
Premises the amount of one hundred nine thousand six hundred thirty three ($109,633) annually (hereinafter the "BASIC RENT"). The Basic Rent shall be payable in equal monthly installments of $9,136.13, in advance, without notice, on the first (1st) day of the month for which due. The Basic Rent for a period of less than one month shall be adjusted on a pro-rata basis. Basic Rent shall be adjusted after the first twelve (12) months of the Term pursuant to Escalation Rider attached hereto as Exhibit C. Any rent not paid on or before the first (1st) of the month shall be subject to an additional late charge of Two Percent (2.0%) of rental payment due.

                 3.3 UTILITIES. Except as provided herein, Tenant shall be responsible for the payment of all utility charges upon the Premises and in conjunction with the Tenant's business including, but not limited to, electric, natural gas and telephone. Tenant shall contract directly with all utility providers. All utility payments shall be directed to the respective utility providers. Payments shall be made in a timely manner.

                 3.4 LANDLORD PROVIDED UTILITIES. Landlord shall provide and pay for water and sewer services. Landlord shall also provide and pay for electrical, lighting and HVAC services in the Common Areas of the Property (if applicable). Water and sewer shall only be supplied to those points of supply in existence at this time and only in quantities sufficient for normal use for washing, drinking and utility uses and not for industrial or manufacturing use. Tenant shall have the right to upgrade utilities, water and sewer services to accommodate its industrial uses, at Tenant's expense. Tenant shall pay the cost of additional quantities it requires.

                 3.5 INTERRUPTION OF UTILITIES. Tenant agrees that Landlord shall not be liable by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any utility service, or for any diminution or surge thereof. Such failures, delays, diminutions or power surges shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve Tenant from performing any of Tenant's obligations hereunder, including the payment of Rent, unless such failure or delay is the result of gross negligence or willful misconduct by Landlord or its agents or contractors.

         4.      SECURITY DEPOSIT.

                 4.1 RECEIPT OF DEPOSIT. To secure the faithful performance by Tenant of all of the covenants, conditions and agreements in this Lease, set forth and contained on the part of the Tenant to be observed and performed and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant has deposited with Landlord, and Landlord acknowledges receipt of, the Security Deposit.

                 4.2 APPLICATION OF DEPOSIT. The parties agree: (a) that Security Deposit, or any portion thereof, may be applied to the curing of any default that may exist, and/or payment of subsequent damages and costs incurred by Landlord, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit, so the same will be restored to its original amount; (b) that should the Premises be conveyed by Landlord, the Security Deposit or any portion thereof may be turned over to Landlord's grantee, and if the same be turned over and the grantee agrees in writing to be bound by the terms of this Lease as Landlord, Tenant agrees to look to such grantee for such application or return;
(c) that Landlord shall not be obligated to hold Security Deposit as a separate fund; (d) that should an Event of Default occur, Landlord may, as an additional remedy, increase the Security Deposit at its reasonable discretion.

                 4.3 RETURN OF DEPOSIT. If Tenant shall perform all of its respective covenants and agreements in this Lease, the Security Deposit or the part of the portion thereof not previously applied pursuant to the provisions of this Lease, together with a statement setting forth in reasonable detail any deductions and attaching receipts or invoices therefor, shall be returned to Tenant without interest, no later than sixty (60) days after the expiration of the Term or any renewal or extension thereof, (or such earlier time if required by applicable law) provided Tenant has vacated the Premises and surrendered possession thereof to Landlord.

         5.      USE OF PREMISES.

                 5.1 SIGNS. Any and all signage of Tenant upon the Premises shall be subject to the prior written approval of Landlord. All signage shall be in conformance with local and state laws. All signage shall conform to aesthetic and design criteria, themes and standards of the Property.

                 5.2 LEGAL COMPLIANCE. Tenant, its employees and invitees, shall comply with and abide by all federal, state, county and municipal laws and ordinances in connection with the occupancy of the Premises and the Property. Improvements and uses of Premises shall comply with all applicable




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laws, regulations and ordinances. No alcoholic beverages shall be sold by
Tenant, its employees, invitees, agents or contractors upon the Premises or Property. No controlled substance shall be knowingly permitted upon the Premises or Property, except as Tenant may legally possess in the conduct of its business. No use (other than those uses permitted in Section 1.6 hereof) which shall increase the rate or cost of insurance upon Property shall be permitted.

                5.3 NUISANCE PROHIBITED. Tenant shall not act in any manner, nor permit employees or invitees to act in any manner, which shall be a nuisance to other tenants or invitees of the Property or adjacent property owners or tenants, or which would unreasonably interfere with the other tenant's quiet employment of their premises. Said prohibition includes, but is not limited to, unreasonably loud noises, music, noxious or unpleasant odors, and disruptive behavior or actions.

        6.      CONDITION, MAINTENANCE AND IMPROVEMENT OF PREMISES AND PROPERTY.

                6.1 CONDITION OF PREMISES/WORK LETTER. Tenant is familiar with the physical condition of the Premises and Property. Landlord makes no representations or warranties as to the physical condition thereof or its suitability for Tenant's intended purpose. The Premises are rented AS-IS, in current condition, and all warranties are hereby expressly disclaimed.

                6.2 TENANT IMPROVEMENTS. Unless otherwise provided in Work Letter, Tenant shall be responsible for any and all improvements and alterations within the Premises, including, but not limited to, electrical wiring, HVAC, plumbing, framing, drywall, flooring, finish work, telephone systems, wiring and fixtures (hereinafter the "TENANT WORK").

                6.3 IMPROVEMENTS/PRIOR LANDLORD CONSENT. Tenant agrees to submit to Landlord for Landlord's approval, which shall not be unreasonably withheld, complete plans and specifications including engineering, mechanical and electrical work covering any and all contemplated Tenant Work, and any subsequent improvements or alterations of the Premises. The plans and specifications shall be in such detail as Landlord may reasonably require, and in compliance with all applicable statutes, ordinances, regulations and codes, and shall be certified by a licensed architect. Within five (5) days thereafter, Landlord shall notify Tenant of any failures of Tenant's plans to meet with Landlord's reasonable approval. Tenant shall cause Tenant's plans to be revised to the extent necessary to obtain Landlord's reasonable approval. Tenant shall not commence any Tenant Work or any other improvements or alterations of Premises until Landlord has approved its plans. Landlord has reviewed and approved in concept Tenant's Conceptual Work Plan, which is attached hereto as Exhibit D.

                6.4 TENANT'S DUTY TO REPAIR. Tenant shall, at Tenant's sole cost and expense, take good care of, and perform all routine maintenance of the entire Premises, including, but not limited to, the plumbing, glass, electric wiring, HVAC equipment, fixtures, appliances, and interior walls, doorways, and appurtenances belonging thereto installed for the use or used in connection with the Premises. Tenant shall, at Tenant's own expense, make as and when needed all routine and ordinary repairs to the Premises and to all such equipment, fixtures, appliances and appurtenances necessary to keep the same in good order and condition. In addition, Tenant shall be responsible for and bear the cost of all and repairs (both ordinary and extraordinary) to alterations, additions, and improvements installed by Tenant. "Repairs" shall include all replacements, renewals, alterations and betterments. All Repairs shall be equal or better in quality and class to the original work.

                6.5 LANDLORD'S DUTY TO REPAIR. Landlord shall assume all responsibility and liability for maintaining the foundation, exterior walls (excluding all windows, window frames and doors) and roof of the Improvements in good repair. Landlord shall also be responsible for and bear the cost of any extraordinary repairs, replacements, or renewals, and for maintenance and repair of the parking lot and common areas. The cost of any maintenance, Repairs or replacements necessitated by the act, neglect, misuse or abuse of Tenant, its agents, employees, customers, licensees, invitees or contractors, shall be paid by Tenant to Landlord promptly upon billing, unless the cost of such maintenance, repairs or replacements is covered by Landlord's insurance maintained pursuant to Section 7.6 hereof. Landlord shall use reasonable efforts to cause any necessary repairs to be made promptly; provided, however, that Landlord shall have no liability whatsoever for any delays in causing such repairs to be made, including, without limitation, any liability for injury to or loss of Tenant's business, nor shall any delays entitle Tenant to any abatement of Rent or damages or be deemed an eviction of Tenant in whole or in part, unless caused by the gross negligence or willful misconduct of Landlord, or its agents or contractors.

                6.6 TENANT WORK/COMPLIANCE WITH CODES. Tenant shall promptly pay when due the entire cost of any Tenant Work and repairs in the Premises undertaken by Tenant, so that the Premises shall at all times be free of liens for labor and materials. Tenant shall procure all necessary permits before undertaking such work. Tenant shall perform all of such work in a good and workmanlike manner. Tenant shall employ materials of good quality and perform such work only with qualified, professional contractors. Tenant shall comply with all governmental laws, ordinances and regulations including, but not limited to, building, health, fire and safety codes. Tenant hereby agrees to hold




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Landlord and Landlord's agents harmless and indemnified from all injury, loss, claims, or damage to any person or property (including the cost for defending against the foregoing) occasioned by or growing out of such work.

                 6.7 WASTE PROHIBITED. Tenant shall not lay waste to the Premises. Tenant shall not perform any action or practice which may injure the Premises or Property.

                 6.8 RUBBISH REMOVAL. Tenant shall keep the Premises and the Property surrounding Premises free and clear of all debris, garbage and rubbish. Tenant shall be responsible for contracting for and paying for trash and debris removal required by its business.

                 6.9 VIOLATIONS OF CODES PROHIBITED. In the event a governmental entity notifies Landlord or Tenant as to any violation or alleged violation of law, ordinance or regulation of any portion of the Premises other than foundation, roof or exterior walls, parking lot or common areas, it shall be Tenant's sole obligation to cause same to be remedied, corrected or dismissed. Tenant shall hold Landlord harmless from costs or damages arising from any failure on Tenant's part to correct or remedy same in a timely manner. In the event same relates to the foundation, roof or exterior walls Landlord shall have a reasonable period of time to remedy, correct or dismiss said violation. Under no circumstances shall the existence of same be deemed to constitute an eviction or disturbance of Tenant's use and possession of Premises or relieve Tenant from performing any obligations hereunder including the obligation to pay Rent.

                 6.10 SNOW/ICE REMOVAL. Landlord shall use reasonable efforts to cause snow to be removed from the parking areas and sidewalks but shall have no liability whatsoever for any failure to do so unless such failure is due to Landlord's gross negligence or willful misconduct, or that of Landlord's agents or contractors.

                 6.11 COMMON AREA MAINTENANCE. Landlord shall use reasonable efforts to maintain and repair Common Areas of Property including walks and parking lots. The cost of any maintenance, repairs, or replacements necessitated by the act, neglect, misuse or abuse by Tenant, its employees, licensees, invitees, or contractors shall be paid by Tenant to Landlord. Landlord shall use reasonable efforts to cause any necessary repairs to be made promptly; provided, however, that Landlord shall have no liability whatsoever for any delays in causing such repairs to be made, including, without limitation, any liability for injury to or loss of Tenant's business, nor shall any delays entitle Tenant to any abatement of Rent or damages or be deemed an eviction of Tenant in whole or in part, unless due to the gross negligence or willful misconduct of Landlord or its agents or contractors.

         7.      DAMAGE TO PREMISES AND PROPERTY/INDEMNIFICATION/INSURANCE.

                 7.1 NEGLIGENT DAMAGES. Tenant shall be responsible for and reimburse Landlord for, any and all damages to the Premises or Property and persons and property therein, caused by the negligent, grossly negligent, reckless or intentional acts of itself, its employees, agents, invitees, licensees or contractors.

                 7.2 LIABILITY INDEMNIFICATION/INSURANCE. Tenant shall save Landlord, Landlord's agents and their respective successors and assigns, harmless and indemnified from all injury, loss, claims or damage to any person or property while on the Premises or any other part of the Property, or arising in any way out of Tenant's business, which is occasioned by an act or omission of Tenant, its employees, agents, invitees, licensees or contractors. Tenant shall maintain public liability insurance, insuring Landlord, Landlord's agents, as their interest may appear, against all claims, demands or actions for injury to or death in an amount of not less than $1 Million arising out of any one occurrence, made by or on behalf of any person, firm or corporation, arising from, related to, or connected with the conduct and operation of Tenant's business, including but not limited to, events in the Premises, and anywhere upon the Property. Tenant shall also obtain coverage in leased amounts covering Tenant's contractual liability under the aforesaid hold harmless clauses.

                 7.3 FIRE/CASUALLY INSURANCE. Tenant shall maintain plate glass insurance covering all exterior plate glass in the Premises, fire, extended coverage, vandalism, and malicious mischief insurance and such other insurance as Tenant may deem prudent, and also as Landlord may from time to time reasonably require, covering all of Tenant's stock in trade, fixtures, furniture, furnishings, floor coverings and equipment in the Premises. At Tenant's option, Tenant may self-insure for any or all of the foregoing.

                 7.4 INSURANCE REQUIREMENTS. All of said insurance shall be in the form and from responsible and well-rated companies satisfactory to Landlord, shall name Landlord as an additional insured thereunder, and shall provide that it will not be subject to cancellation, termination or change except after at least thirty (30) days prior written notice to Landlord. The policies or duly-executed certificates for the same shall be provided to Landlord upon request of Landlord.




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                 7.5      WAIVER OF LIABILITY. Landlord and Landlord's agents
and employees shall not be liable for, and Tenant waives all claims for, damage to person or property sustained by Tenant, employees, agents or contractors or any other person claiming through Tenant, resulting from any accident or occurrence in or upon the Premises or the Property of which they shall be a part, including but not limited to, claims for damage resulting from: (a) any equipment or appurtenances becoming out of repair; (b) Landlord's failure to keep the Property or the Premises in repair; (c) injury done or occasioned by wind, water, or other natural element; (d) any defect in or failure of plumbing, heating or air-conditioning equipment, electric wiring or installation thereof, gas, water and steam pipes, stairs, porches, railings or walks (including wood stoves); (e) broken glass; (f) the backing-up of any sewer pipe or downspout; (g) the bursting, leaking or running of any tank, tub, sink, sprinkler system, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Property or Premises; (h) the escape of steam or hot water;
(i) water, snow, or ice being upon or coming through the roof, skylight, doors, stairs, walks, or any other place upon or near such Property or the Leased Premises or otherwise; (j) the falling of any fixtures, plaster or stucco; (k) fire or other casualty; (l) any act, omission or negligence of co-Tenants or of other persons or occupants of said Property or of adjoining or contiguous buildings or of adjacent or contiguous property; and (m) any Hazardous Materials or conditions on the Premises, Property or adjacent property, unless any of the foregoing shall result from the gross negligence or willful misconduct of Landlord or its agents or contractors.

                 7.6 LANDLORD INSURANCE. Landlord covenants and agrees to obtain and keep in full force and effect during the term of the Lease or any extension thereof, casualty, fire and extended coverage insurance with respect to the Property and Improvements, in an amount equal to the full replacement cost thereof, with coinsurance clauses of no less than eighty percent (80%), and with a deductible in the amount for each occurrence as Landlord, in its sole discretion, may determine from time to time. Landlord shall be responsible for paying such deductible, and the proceeds from such insurance shall be the sole property of Landlord, subject to the terms of this Lease.

                 7.7 MUTUAL WAIVER OF SUBROGATION. All policies of insurance obtained by Landlord or Tenant shall contain a waiver of rights of subrogation as among Landlord, Tenant, and the holder of any mortgage or deed of trust encumbering the Premises.

         8.      CONDEMNATION.

                 8.1 TAKING OF WHOLE. In the event that the entire Premises shall be condemned or taken by the exercise of eminent domain, this Lease shall terminate on the date of the taking of possession by the condemning authority. All rents shall be prorated accordingly.

                 8.2 PARTIAL TAKING. In the event that less than the entire Premises shall be condemned or taken by the exercise of eminent domain, this Lease shall, at the option of either the Tenant or the Landlord, either:
(a) terminate on the date of the taking of possession by the condemning authority; all rent being pro-rated accordingly, or (b) remain in full force and effect provided that the Base Rent shall be reduced in proportion to the square footage lost by virtue of said condemnation. In the event of the exercise of option (b), if necessary, Landlord at its cost, shall make such repairs and restorations so as to constitute the remaining Premises a complete architectural unit.

                 8.3 CONDEMNATION AWARDS. All condemnation awards shall be the sole property of Landlord. All awards shall be the sole property of Landlord whether awards arise from actual taking, damage from the threat of taking, diminution in the value of the Leased Premises, or other reasons.

         9.      DAMAGE/RESTORATION OF PREMISES.

                 9.1 IRREPARABLE DAMAGE. If Property or the Premises shall be destroyed in whole or in part by fire, the elements or other casualty so as to render the Premises or any substantial portion thereof unfit for occupancy and if the parties agree they cannot be repaired within ninety (90) days from the happening of said injury, then this Lease shall terminate on the date of such injury.

                 9.2 REPAIRABLE DAMAGES/NO REPAIR. Landlord shall use best efforts to repair any portion of the Premises destroyed by fire, the elements or other casualty, using the proceeds of Landlord's insurance maintained pursuant to Section 7.6 hereof. If the Premises shall be destroyed in whole or in part by fire, the elements or other casualty, but despite reasonable best efforts, Landlord fails to repair the Premises within ninety (90) days, this Lease shall terminate on the expiration of said ninety (90) days without further liability on the part of either parties hereto. In the event of such termination, Tenant shall immediately surrender the possession of the Premises, and all rights to the Landlord, and Landlord shall have the right immediately to enter into and take possession of said Premises and shall not be liable for any loss, damage or injury to the Property or persons of Tenant or occupancy of, in or upon said Premises. Tenant shall not be liable for rent for said period. Alternatively, at Landlord's




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option, Landlord may pay to Tenant all of the proceeds received from Landlord's insurance maintained pursuant to Section 7.6 hereof, plus any applicable deductible, and delegate responsibility for repairing the damage to Tenant. Tenant shall then proceed diligently to repair such damage.

                 9.3 REPAIR OF DAMAGES. If Landlord repairs the Premises within said ninety (90) days or if Landlord pays Tenant the insurance proceeds and delegates responsibility for the repairs to Tenant, this Lease shall continue in full force and effect. Tenant shall not be required to pay rent for any portion of the one hundred and twenty (120) day period of repair during which the Premises or any substantial portion thereof are unfit for occupancy. Rent shall abate pro rata in accordance with the portion that is unfit for occupancy.

                 9.4 TERMINATION BY TENANT. In the event the Premises are destroyed in whole or in any substantial part by fire, the elements, or other casualty Tenant may, at its option, terminate the Lease. This election must be exercised by Tenant on or before ten (10) days of the occurrence of such damage or destruction by providing written notice to Landlord. Such termination shall not affect Tenant's continued duties and liability which may exist under the Lease for such damages or other pre-existing liabilities.

         10.     TENANT'S ADDITIONAL COVENANTS.

                 10.1 LANDLORD ENTRY. Tenant shall permit Landlord, Landlord's mortgagees and their agents to enter the Premises at reasonable times for the purpose of inspecting same, of making repairs, additions or alterations thereto or to the building in which the same are located and of showing the Premises to prospective purchasers, lenders and tenants. At any time less than ninety (90) days from the expiration of Term, Landlord may place signs upon Premises advertising the availability of same. In the event Landlord elects to offer Property for sale, Landlord may place reasonable "For Sale" signs upon Premises. Landlord acknowledges that Tenant's business involves proprietary information, materials and processes of a highly confidential nature. Accordingly, any entry into the Premises by Landlord or anyone claiming by, through, or under Landlord shall require at least twenty four (24) hours advance notice to Tenant with the names and business affiliations of those persons who desire to enter the Premises. All persons entering the Premises shall be required to sign in and provide appropriate identification, and shall be escorted by a representative of Tenant. Tenant shall have the right to deny entry to any individual based upon Tenant's reasonable belief that permitting entry by such individual could compromise Tenant's confidential information.

                 10.2 REMOVAL OF FIXTURES/REDELIVERY. Tenant shall remove, at the termination of this Lease, provided Tenant is not in default, such of Tenant's moveable trade fixtures, laboratory equipment, machinery, and other personal property, as are not permanently affixed to the Premises. Tenant shall peaceably yield up the Premises, and all alterations and additions thereto (except as provided below) and all fixtures, furnishings, floor coverings and equipment which are permanently affixed to the Premises which, for the purpose of this Lease, shall be deemed to be permanently affixed to the Premises, which shall thereupon become the property of the Landlord. The Premises shall be returned in clean and good order, repair and condition, normal wear and tear excepted. Any personal property of Tenant not removed within five (5) days following such termination shall, at Landlord's option, become the property of Landlord. Notwithstanding the foregoing Landlord and Tenant acknowledge that Tenant intends to make substantial alterations, additions and improvements to the Premises which are specific to Tenant's business, as outlined in Tenant's Conceptual Work Plan attached hereto as Exhibit D, and Tenant shall have the right (but not the obligation) at its sole expense, to remove any such alterations, additions, and improvements installed by Tenant, repair any damage caused by such removal, and restore the Premises to a level of finish and condition that are substantially equivalent to or superior to that which existed on the Commencement Date, ordinary wear and tear excepted. Landlord acknowledges that Tenant will surrender the Premises with an industrial finish.

                 10.3 SUBORDINATION/ESTOPPEL LETTERS. The rights and interest of Tenant under this Lease shall be subject and subordinate to any mortgages or trust deeds now existing or hereafter placed upon the Property and the Premises, and to any and all extensions, renewals, refinancing and modifications thereof. Tenant shall execute and deliver whatever instruments may be required for such purposes or for the purpose of informing potential or existing lender or purchaser of Property as to status of its tenancy, provided that the party to whom Tenant subordinates executes a non-disturbance covenant in favor of Tenant. Any such instruments or estoppel letters shall contain all information reasonably required by Landlord or other entity in conjunction with such transaction. In the event Tenant falls to do so within fifteen (15) days after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead to execute same. Tenant agrees to attorn to a lender or other party coming into title to Property upon written request of Landlord, provided that the party coming into title executes a non-disturbance covenant in favor of Tenant and agrees to be bound by the terms of this Lease as Landlord. Attornment Letter shall provide that: (a) the Lease is in full force and effect, that there exists no default (or if same exist, shall detail same);




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(b) that Tenant shall look to lender or other new party as Landlord under this
Lease effective as of the date of attornment; and (c) the new Landlord shall not be liable for any prior claims, offsets or defenses available against old Landlord.

                 10.5 ASSIGNMENT AND SUBLETTING. Tenant shall not sublet the Premises or any part thereof, nor assign this Lease or any interest therein, without the prior written consent of Landlord, which shall not be unreasonably withheld. As a condition of assignment or sublease, Landlord may require the continued liability of Tenant or a separate personal guaranty by Tenant or its principal. In the event of any subletting or assignment by Tenant, Tenant agrees to pay to Landlord as additional rent hereunder one-half (1/2) of the first three dollars ($3.00) per square foot of space sublet or assigned which exceeds the Base Rent per square foot due from Tenant to Landlord hereunder for such space. Any premium rent received by Tenant in excess of $3.00 per square foot shall be the sole property of Tenant.

                 10.6 STORAGE. Tenant shall store all personal property entirely within the Premises. Tenant shall store all trash and refuse in adequate containers within the Premises which Tenant shall maintain in a neat and clean condition and so as not to be visible to members of the public in or about the Property, and so as not to create any health or fire hazard, and to attend to the periodic disposal thereof in the manner designated by Landlord.

                 10.7     HAZARDOUS MATERIAL PROHIBITED. Except as provided in
Section 14.25 hereof, Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is responsible to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses.

                 10.8 HAZARDOUS MATERIAL; DEFINITION. As used herein, the term "HAZARDOUS MATERIAL" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State or the United States Government. The term "HAZARDOUS MATERIAL" includes, without limitation, any material or substance that is defined as a "hazardous substance" under appropriate state law Provisions; petroleum; asbestos; designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1321); defined as a "hazardous waste" pursuant to Section 1004 of the, Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6903); defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601) or defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks) (42 U.S.C. Section 6991).

                 10.9 HAZARDOUS CONDITIONS. If Landlord shall become aware of any hazardous condition or the presence of any Hazardous Materials upon the Property, other than as provided in Section 14.25 hereof, Landlord may immediately terminate this Lease, and shall return any portion of unused rent to Tenant on or before thirty (30) days thereafter. Landlord shall not be responsible for any claims, damages or costs of Tenant incurred by such circumstance.

         11.     ADDITIONAL COVENANTS OF LANDLORD.

                 11.1 QUIET ENJOYMENT. Landlord agrees that upon Tenant paying the rent and performing Tenant's obligations under the Lease, Tenant shall peacefully and quietly have, hold and enjoy the Premises throughout the Term or until it is terminated pursuant to the terms contained herein.

         12.     DEFAULT.

                 12.1 EVENT OF DEFAULT. Any of the following occurrences or acts shall constitute an "EVENT OF DEFAULT" under this Lease:

                 (1)      If Tenant shall:

                          (a)     Default in making payment when due of any
Basic Rent or any other amount payable by Tenant hereunder, if such default continues more than ten (10) days after written notice thereof is given to Tenant by Landlord; or

                          (b)     Default in the observance or performance of
any other covenant, condition, rules, regulations or provision of this Lease to be observed or performed by Tenant hereunder; and if such default shall continue for thirty (30) days, after Landlord shall have given to Tenant notice specifying such default and demanding that same be cured; or

                          (2)     If an unconsented-to Assignment or Sublease
occurs or is attempted; or

                          (3)     If Tenant shall institute bankruptcy
proceedings or be declared bankrupt or insolvent pursuant to federal or state law; or

                          (4)     If any receiver be appointed for Tenant,
Tenant's business or property, or if any assignment shall be made of the Tenant's property for the benefit of creditors.

         13.     REMEDIES UPON DEFAULT.

                 13.1 REMEDIES. This Lease and the Term hereby granted are subject to limitation that whenever an Event of Default shall have occurred, Landlord may, at its election:

                          (1)     Proceed by appropriate judicial proceedings,
either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover actual and consequential damages for the breach thereof, plus all reasonable costs and attorneys' fees; or

                          (2)     Give Tenant ten (10) days written notice
requiring payment of the rent or thirty (30) days written notice requiring compliance with other terms or provisions of this Lease or delivery of possession of the Premises. In the event said default remains uncorrected after ten (10) days or thirty (30) days written notice, as the case may be, Landlord at its option may terminate this Lease whereupon Tenant's estate and all rights of Tenant to the use of the Premises shall forthwith terminate but Tenant shall remain liable as hereinafter provided; and thereupon Landlord shall have the immediate right of re-entry and possession of the Premises and the right to remove all persons and property therefrom, either with or without the assistance of legal process and instituting of a forcible entry and detainer action, and Landlord may thenceforth hold, possess and enjoy the Premises (including the right to lease or sell the Premises or any portion thereof upon any terms reasonably satisfactory to Landlord) free from any rights of Tenant and any person claiming through Tenant and in addition shall have the right to recover from Tenant:

                                  (a)      Any and all Basic Rent and all other
amounts payable by Tenant hereunder, which may then be due and unpaid, and Basic Rent for the remainder of the Term, subject to Landlord's duty to undertake reasonable measures to mitigate such damage; and

                                  (b)      Any and all other costs, fees and
expenses incurred or due under the provisions of this Lease (including, without limitation, reasonable attorneys' fees and expenses), together with any mortgage prepayment or late payment premium or penalty which Landlord shall have sustained by reason of the breach of any provision of this Lease.

                          (3)     Exercise any and all rights provided under
applicable law to enforce "LANDLORD'S LIEN" upon Tenant's property; provided, however, that Landlord shall not have any lien against furniture, fixtures, equipment or other personal property of Tenant which Tenant leases or any property of Tenant the granting of a lien against which would cause Tenant to be in default under any contract or agreement entered into by Tenant; or

                          (4)     Any and all other remedies afforded by law.

                 13.2 CUMULATIVE REMEDIES. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder.

                 13.3 INDUCEMENT RECAPTURE. Any agreement by Landlord for free or abated rent, Tenant improvements or other charges applicable to the Premises, or for the giving or paying by Landlord to Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as "INDUCEMENT PROVISIONS" shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon the occurrence of a Default of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord as additional rent due under this Lease.

         14.     ADDITIONAL PROVISIONS.

                 14.1 COSTS OF NEGOTIATION. Except as otherwise expressly provided herein, each party will pay all of its expenses, including attorneys and accountants' fees, in connection with the negotiation of this Lease, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Lease.

                 14.2 CONFIDENTIALITY. The parties agree that they each shall keep confidential any and all information furnished by the other party in connection with the transactions contemplated hereby, except to the extent any such information may be generally available to the public, obtained from independent sources or as required by law or judicial order or decree or by any governmental agency or authority. The parties acknowledge that Tenant is required to file this Lease with the U.S. Securities Exchange Commission.

                 14.3 CONTINUING ASSISTANCE. Subsequent to the execution of this Lease, Tenant will provide to Landlord whatever assistance the Landlord reasonably requests including execution of additional documents contemplated by this Lease. Landlord will pay Tenant the reasonable out-of-pocket expenses incurred in providing such assistance.

                 14.4 NOTICES. Any notice required or permitted to be given under this Lease shall be in writing and shall be deemed to have been given or delivered when delivered by hand or 3 days after being deposited in a United States Post Office, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:

                          If to Tenant:
                          -------------

                          NeXstar Pharmaceuticals, Inc.
                          Attn: President
                          2860 Wilderness Place
                          Boulder, CO 80301
                          Tel: (303) 444-5893
                          Fax: (303) 444-0672

                          WITH A COPY TO:

                          Hutchinson Black and Cook, LLC
                          Attn: James L. Carpenter, Jr.
                          1215 Spruce Street
                          P.O. Box 1170
                          Boulder, CO 80306
                          Tel: (303) 442-6514
                          Fax: (303) 442-6593

                          If to Landlord:

                          AVALON INVESTMENT COMPANY
                          P.O. Box 358
                          Nederland, CO 80466
                          Tel: (303) 258-3604

                          WITH A COPY TO:

                          Avalon Investment Company
                          Attn: Jon Cookler
                          4525 Reseda Boulevard
                          Tarzana, California 91356
                          Tel: (818) 342-6848
                          Fax: (818) 342-9817

or to such other address as either party may from time to time specify in writing to the other. All rental payments shall be directed to Landlord's address as shown above.

                 14.6 HOLDOVER. In the event Tenant remains in possession of the Premises after the expiration of the tenancy created hereunder, and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month-to-month, at one and one-half (1 1/2) times the Basic Rent, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, unless good faith negotiations are proceeding between Landlord and Tenant, in which case the Basic Rent shall remain the same as at the end of the Term.

                 14.7 CURE BY LANDLORD. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord including, without limitation, reasonable attorneys' fees together with interest on the amount of costs and expenses so incurred at the maximum legal rate then in effect in the State shall be paid by Tenant to Landlord on demand.

                 14.8 HEIRS AND ASSIGNS. This Lease shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. However, notwithstanding the foregoing, Tenant may not assign this Lease except as specifically provided herein.

                 14.9 AMENDMENT. Unless otherwise provided in this Lease, this Lease may be amended, modified or terminated only by a written instrument executed by Landlord and Tenant.

                 14.10 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State in which the Property is located. The parties stipulate that proper forum and venue for the adjudication of any issues relative to this Lease is State Court in the County in which the Property is located.

                 14.11 SOLE AGREEMENT. This Lease and attached Exhibits supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. The parties do not intend to confer any benefit on any person, firm, or corporation other than the parties to this Lease, except as and to the extent otherwise expressly provided herein.

                 14.12 ATTORNEYS' FEES. In the event either party hereto fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees.

                 14.13 CAPTIONS. The section titles or captions in this Lease are for convenience only and shall not be deemed to be part of this Lease.

                 14.14 INTERPRETATION. All pronouns and any variations of pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms referred to herein are singular, the same shall be deemed to mean the plural, as the context indicates, and vice versa.

                 14.15 NO WAIVER. No right under this Lease may be waived except by written instrument executed by the party who is waiving such right. No waiver of any breach of any provision contained in this Lease shall be deemed a waiver of any preceding or succeeding breach of that provision or of any other provision contained in this Lease. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

                 14.16 SEVERABILITY. If any term, covenant, condition, or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

                 14.17 NO RECORDATION. Neither this Lease nor a Memorandum thereof shall be recorded with the Clerk and Recorder of the County in which the Property is situated. However, notwithstanding the foregoing, nothing contained herein shall prohibit Landlord from recording a Memorandum of Lease with the State Department of Revenue or UCC-1 Financing Statement with the State Secretary of State.

                 14.18 AUTHORITY. In the event the Tenant is not a natural person, Tenant shall represent and warrant that: (a) Tenant is an entity in good standing or licensed to do business in the State which the Property is located, (b) parties executing this Lease on behalf of Tenant are duly authorized to execute same.

                 14.19 EXHIBITS. This Lease shall consist of this writing and the following exhibits:

                 Exhibit A:       Description of Property

                 Exhibit B:       Description of Premises

                 Exhibit C.       Escalation Rider Nos. 1, 2 or 3

                 Exhibit D:       Tenant Conceptual Work Plan

                 Exhibit E:       List of Hazardous Materials

All of the foregoing exhibits and this Lease shall be deemed to comprise one document. In the event of any conflict between the Lease and any exhibits, the language in the exhibits shall control.

                 14.20 COUNTERPARTS. This Lease may be executed in counterparts.

                 14.21 RIGHT OF OFFER. Landlord hereby grants Tenant Right of Offer on remaining space in the 2830 Wilderness building. The rental rate and expiration date to be the same as the then existing lease rate for units A, B, C, D, and E.

                 14.22 RENEWAL OPTION. Landlord hereby grants Tenant one (1) three (3) year option to renew at a rate not in excess of the then fair market rates prevailing for comparable space, with a minimum of six (6) months and a maximum of nine (9) months written notice.

                 14.23 SIGNAGE. Landlord hereby grants Tenant the right to display its corporate name on the monument directory sign and building according to local code and Landlord approval.

                 14.24 CONTINGENCY. The direct lease between Landlord and Tenant will be contingent upon the full release of DDx and Eltron Research.

                 14.25 HAZARDOUS MATERIALS. Tenant and Landlord recognize that limited quantities of classified "Hazardous Materials" including, but not limited to those set forth in Exhibit E, will be required in order to conduct research and to manufacture certain products by the company. Tenant represents that all such material will be properly handled, stored, and disposed of according to all Federal, State, and Local Laws and guidelines. Tenant further represents that such "Hazardous Materials" will not affect operations in adjacent tenant space. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses arising from such uses or actions.

        AGREED TO BY AND BETWEEN THE PARTIES as of the day and date first written above.

LANDLORD:                                       TENANT:

AVALON INVESTMENT COMPANY,                      NEXSTAR PHARMACEUTICALS, INC.
a California General Partnership                a Delaware corporation

By: /s/ [ILLEGIBLE]                             By: /s/ MICHAEL E. HART
   -----------------------------                   -----------------------------
Its: General Partner                            Its: VP CFO
                                                    ----------------------------

                                   EXHIBIT A
                        LEGAL DESCRIPTION OF REAL ESTATE

PARCEL A:

Lots 11 and 12, COLORADO AND SOUTHERN INDUSTRIAL PARK, County of Boulder, State of Colorado

PARCEL B:

Lot 3, Block 1, COLORADO AND SOUTHERN INDUSTRIAL PARK FILING NO. 2, County of Boulder, State of Colorado

                                   EXHIBIT B

                            DESCRIPTION OF PREMISES

                                   EXHIBIT C
                             ESCALATION RIDER NO. 3

The Basic Rent shall be adjusted as follows on the dates specified below:

On and After:                                            Basic Rent
------------                                             ----------
December 1, 1997                                         $115,129.95 annually
                                                         ($9,594.16 per month)
December 1, 1998                                         $120,822.65 annually
                                                         ($10,068.55 per mouth)
December 1, 1999                                         $126,907.95 annually
                                                         ($10,575.66 per month)
December 1, 2000                                         $133,287.70 annually
                                                         ($11,107.31 per month)

                                   EXHIBIT D

                         TENANT'S CONCEPTUAL WORK PLAN

                              [NEXSTAR LETTERHEAD]

                              CONCEPTUAL WORK PLAN

         This is a Conceptual Work Plan for the construction of the 2830 Wilderness Place Units A, B, C, D and E, indicating additions, modifications and improvements which Nexstar may make to the building. This Work Plan is tentative and subject to change. Nexstar will submit specific plans and specifications to Landlord prior to commencing work, in accordance with Section 6-3 of the Lease.

         Nexstar Pharmaceuticals Inc. will consult with an Architect, Civil, Electrical, Mechanical and Structural Engineers to ensure we construct a safe and efficient facility.

DEMOLITION

         May perform interior demolition on approximately all 9,815 square feet of the 2830 Wilderness Place facility units A, B, C, D and E. This process of demolition may involve, removing some if not all interior ceiling, walls, electrical outlets, lighting fixtures HVAC and plumbing fixtures.

         Along with the interior demolition, we may remove some if not all mechanical roof top equipment to accommodate space for HVAC equipment compatible to serve the interior demand of the new laboratory design. (i.e., exhaust systems and heating and air conditioning ventilation equipment.)

         In the occurrence of utility supply shortage (i.e. waste line, water supply line, gas and electric,) to the facility. Nexstar, along with Architects, Engineers and Public Utilities may make the changes necessary to accommodate all Nexstar's laboratory needs.

CONSTRUCTION

         Will construct all necessary walls and partitions to fit the needs of Nexstar's architectural laboratory design. This will include walls for rest rooms, offices, conferences rooms, laboratories shipping/receiving and a mechanical room.

         Will revise the lighting and electrical outlet plan in areas acceptable to Nexstar and Electrical Engineers standards.

MECHANICAL

         Will revise the interior domestic hot and cold supply water distribution loop which will accommodate all sinks and faucets.

         Will install HVAC equipment on roof as suggested by Nexstar's Mechanical Engineers.

         Will install mechanical equipment in mechanical room as suggested by engineers.

         Will modify gas supply lines to accommodate Mechanical equipment.

         Will install a Fire sprinkler system in the facility according to the Mechanical Engineers specifications.

LABORATORIES

         Each laboratory unit will consist of fume hoods and plenty of scientific bench top equipment.

SAFETY STORAGE

         Will install a Factory Mutual/Underwriter Laboratories approved walk-in storage rooms, located in the facility close to a dock door. This storage area will be used to store flammable liquids and other chemical products.

                                                    Nexstar
                                                    Pharmaceuticals Inc.

                                                     /s/ ADRIAN CHAVEZ
                                                    --------------------
                                                    Adrian Chavez
                                                    Facility Manager

                                   FLOOR PLAN

         Example of Facility remodel, which will take place at the 2830 Wilderness Place Units A, B, C, D, and E.

         **THIS FLOOR PLAN WILL CHANGE AS WE CONSULT WITH ARCHITECTS AND
         ENGINEERS

  1. West portion of the facility will contain mostly shipping and receiving, large general duty laboratory, glassware kitchen/ buffer preparation area and a fire rated safety storage area.

  2. East area of the facility will contain mostly administrative along with scientific offices and conference space.

  3. The outer north portion of the facility will contain the common area, men's and women's rest rooms and the mechanical equipment room.

  4. Center and extreme south area will contain 4 large general duty laboratory units.

                                   EXHIBIT E

                            HAZARDOUS MATERIALS LIST